UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2005

PARAGON TECHNOLOGIES, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	1-15729	22-1643428
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 KUEBLER ROAD, EASTON, PENNSYLVANIA, 18040

(Address of Principal Executive Offices)

(610) 252-3205

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K is filed by Paragon Technologies, Inc., a Delaware corporation (“Paragon”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005 Paragon, and its wholly owned subsidiary Ermanco Incorporated, a Michigan corporation (“Ermanco”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), with TGW Transportgeräte GmbH, an Austrian corporation (“Buyer Parent”), and Malibu Acquisition, Inc., a Michigan corporation and wholly-owned subsidiary of Buyer Parent (“Buyer”), pursuant to which Paragon has agreed to sell to Buyer substantially all of the assets of Ermanco, Paragon’s conveyor and sortation subsidiary located in Spring Lake, Michigan. The terms of the Asset Purchase Agreement provide that Buyer will pay cash in the amount of $23 million (subject to a working capital adjustment) and will assume certain liabilities of Ermanco, as more fully described in the Asset Purchase Agreement. In approving the sale of the assets of Ermanco, Paragon’s Board of Directors received an opinion from its financial advisor, Boenning & Scattergood, Inc., that the transaction is fair from a financial point of view, to the stockholders of Paragon. The transaction is expected to close in the third quarter of 2005, subject to approval by Paragon’s stockholders at a special meeting to be called by Paragon.

In connection with the Asset Purchase Agreement Buyer Parent and Buyer have entered into a Stockholder Lock-Up Agreement (the “Lock-Up Agreements”) with each of the following Officers and Directors of Paragon: L. Jack Bradt, Theodore W. Meyers, Anthony W. Schweiger, Steven Shulman, Leonard S. Yurkovic, Ronald J. Semanick, Leon C. Kirschner, and Gordon A. Hellberg. These individuals, as a group, control approximately 18.6% of the voting power of Paragon. The Lock-Up Agreements obligate these stockholders to vote, their shares in favor of the transaction.

Under the terms of the Asset Purchase Agreement, Paragon and Ermanco have made customary representations and warranties and have agreed to customary covenants, including, among others, prohibitions on Paragon and Ermanco soliciting alternative acquisition proposals from third-parties for the assets of Ermanco. Notwithstanding the foregoing, Paragon may furnish confidential or non-public information to another potential acquiror in response to an unsolicited bona-fide non-binding written offer or proposal to acquire (i) all or any substantial part of Ermanco, or (ii) any part of Paragon that includes all or any substantial part of Ermanco, that Paragon’s Board of Directors determines would likely lead to a proposal superior to Buyer’s proposal, and engage in discussions with such potential acquiror. In addition, consummation of the transaction is subject to various customary conditions, including the approval of Paragon’s stockholders.

Ermanco and Paragon have agreed to indemnify Buyer and Buyer Parent for, among other things, a breach of any representation, warranty, covenant or agreement set forth under the terms of the Asset Purchase Agreement. Paragon and Ermanco will have no liability to Buyer or Buyer Parent with respect to claims for breaches of representations and/or warranties until the aggregate amount of loss relating to such breaches exceeds $230,000, and then only for such amount that exceeds $230,000. The overall aggregate indemnification liability of Paragon and Ermanco shall not exceed $5,750,000.

All parties to the Asset Purchase Agreement have agreed to refrain from disclosing any confidential information of any other party to the Asset Purchase Agreement, except as required by law or as necessary in the ordinary course of business. In addition,

Ermanco and Paragon have agreed that for a period of 3 years following the closing of the transaction contemplated under the Asset Purchase Agreement, each will not solicit any employee, customer or supplier of Buyer to leave Buyer’s employment or alter its business dealings with the Buyer.

The Asset Purchase Agreement contains certain termination rights and provides that upon the termination of the Asset Purchase Agreement under specified circumstances including in the event Paragon’s Board of Directors exercises the fiduciary out described below, Paragon and/or Ermanco may be required to pay to Buyer a termination fee equal to $1 million in cash, plus reimbursement to Buyer of all out-of-pocket costs and expenses incurred by Buyer or any of its affiliates in connection with the Asset Purchase Agreement or the transactions contemplated thereby.

In the event that the Asset Purchase Agreement is terminated because (i) a party materially breaches any provision of the Asset Purchase Agreement and such breach has not been cured under the terms of the Asset Purchase Agreement, (ii) the Board of Directors of Paragon determines that a bona fide third party offer is superior to the transaction contemplated by the Asset Purchase Agreement and the parties to the Asset Purchase Agreement fail to reach an agreement on an adjustment to the purchase price, or (iii) Paragon’s Board of Directors fails to recommend unanimously, withdraws, or adversely modifies its recommendation of the Asset Purchase Agreement and the transaction to Paragon’s stockholders or there is a breach by any of the stockholders party to the Lock-Up Agreements, then Paragon and/or Ermanco will be required to pay the $1 million termination fee as well as Buyer’s costs and expenses, as described above. If the Asset Purchase Agreement is terminated because Paragon’s stockholders fail to approve the transaction and within nine months of termination, Paragon enters into a binding written agreement with a third party for the acquisition of Ermanco or its assets, then Paragon and/or Ermanco will be required to pay the $1 million termination fee. If the Asset Purchase Agreement is terminated because Paragon’s stockholders fail to approve the transaction and after nine months but within 12 months of termination Paragon enters into a binding written agreement with a third party for Ermanco or its assets, then Paragon and/or Ermanco will be required to pay a $500,000 termination fee. If the Asset Purchase Agreement is terminated because Paragon’s stockholders fail to approve the transaction, Paragon and/or Ermanco will reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer or any of its affiliates in connection with the Asset Purchase Agreement or the transactions contemplated thereby.

A copy of the Asset Purchase Agreement governing the terms of the sale is attached hereto as Exhibit 10.1. The foregoing summary of the transaction is qualified in its entirety by reference to such Asset Purchase Agreement, which is incorporated herein by reference. A copy of the press release announcing the sale is attached hereto as Exhibit 99.1.

In connection with the Asset Purchase Agreement and its requirement of stockholder approval, Paragon will file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement on Schedule 14A providing information related to a special meeting of Paragon’s Stockholders to consider and vote upon the Asset Purchase Agreement. SECURITY HOLDERS OF PARAGON ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE STOCKHOLDER APPROVAL OF THE TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL

CONTAIN IMPORTANT INFORMATION ABOUT STOCKHOLDER APPROVAL OF TRANSACTION. Security holders may obtain a free copy of the proxy statement when it is available and other documents filed by Paragon with the SEC at the SEC’s website at http:/www.sec.gov/. The proxy statement and those other documents may also be obtained for free from Paragon by contacting the Corporate Secretary, Paragon Technologies, Inc., 600 Kuebler Road, Easton PA 18040, telephone (610) 252-3205.

Paragon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Paragon stockholders with respect to the Asset Purchase Agreement and related transactions. Information regarding such officers and directors is included in Paragon’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the SEC on May 18, 2004. This document is available free of charge at the SEC’s website at http:/www.sec.gov/ and from Paragon.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description
	10.1	Asset Purchase Agreement by and among TGW Transportgeräte GmbH, Malibu Acquisition, Inc., Ermanco Incorporated, and Paragon Technologies, Inc. dated May 20, 2005

	99.1	Press Release of Paragon Technologies, Inc. dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON TECHNOLOGIES, INC.

Date: May 23, 2005	By:	/s/ Leonard S. Yurkovic
Leonard S. Yurkovic
President and CEO

Index of Exhibits

(c)	Exhibit No.	Description
	10.1*	Asset Purchase Agreement by and among TGW Transportgeräte GmbH, Malibu Acquisition, Inc., Ermanco Incorporated, and Paragon Technologies, Inc. dated May 20, 2005

	99.1*	Press Release of Paragon Technologies, Inc. dated May 23, 2005.

*	Filed herewith